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                                                                 Exhibit 23(a)-1


                          THE ONE HUNDRED AND ONE FUND, INC.

                              ARTICLES OF INCORPORATION
                              -------------------------

                                      ARTICLE I
                                      ---------

     WE, THE UNDERSIGNED, F. Wallace Gage, whose post office address is
1700 Broadway, Denver, Colorado, George M. Hopfenbeck, Jr., whose post office address is 1200 American National Bank Building, Denver, Colorado, and Robert M. Jeffers, whose post office address is 1200 American National Bank Building, Denver, Colorado, each being at least twenty-one years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves as incorporators with the intention of forming a corporation.


                                      ARTICLE II
                                      ----------

     The name of this corporation is

                          THE ONE HUNDRED AND ONE FUND, INC.

This name is used with the consent of the original sponsor of the corporation. It is acknowledged that the right to use the words "One Hundred and One" and variations thereof in the names of investment companies or other organizations engaged in activities relating to investments or securities is the property of the sponsor, and the sponsor is free to cause those words or variations thereof to be used in the names of other organizations engaged in such activities.


                                     ARTICLE III
                                     -----------

     The principal office of the corporation in the State of Maryland is located in the First National Bank Building, Light and Redwood Streets, City of Baltimore, and its resident agent is THE CORPORATION TRUST INCORPORATED, a Maryland corporation whose address is First National Bank Building, Light and Redwood Streets, Baltimore, Maryland.


                                      ARTICLE IV
                                      ----------

     The objects and purposes for which the corporation is formed are as follows:

          A. To become, and constitute, an investment company which is an open-end diversified management company registered under the Investment Company Act of 1940.


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          B.   To engage in the business of investing and reinvesting, owning and holding securities of any issuer. As used in these articles the term "securities" shall include, but not be limited to, any class or series of stocks or shares, bonds, debentures, notes or other obligations, and any instruments evidencing or representing rights to receive such securities, or rights or interests in such securities, or in any property, funds or other assets. The term "issuer" shall be deemed to include, but not be limited to, all corporations, associations, syndicates, persons and firms, public or private, domestic or foreign, and all governments, governmental subdivisions, authorities and organizations, domestic or foreign.

          C. To purchase, acquire by exchange for its own shares or otherwise, hold, sell, assign, transfer, negotiate, exchange or otherwise dispose of or realize upon securities of all types created or issued by any issuer, and while the holder or owner of any interest in such securities to exercise all rights, powers and privileges it may have and to do all things necessary and proper to be done in protecting, managing or enhancing the value of its interest in such securities, including the right to vote thereon.

          D. To issue shares of its capital stock at such times, in such amounts, and for such considerations per share, which shall not include services, past or future, as may be determined by its Board of Directors and to acquire by purchase or otherwise, hold, transfer, cancel, resell or otherwise dispose of shares of its capital stock, without the consent or further authorization of its stockholders, in accordance with the applicable law.

          E. To carry on all other business and activities related to or arising out of the pursuit of the purposes recited above, or the exercise of the powers granted to the corporation by virtue of these Articles or the laws of the State of Maryland, and to do any or all of such things or to exercise any of its powers as principal, agent, contractor or trustee, and through any agents, partnerships, subsidiary corporations or other forms of association or business organization which it chooses to employ.

          F. To have and exercise all powers now or hereafter granted by law, whether expressed in these Articles, specified in the applicable laws of the State of Maryland, or otherwise available to it by operation of law or by reasonable inference from the provisions of these Articles or of any such laws, including, but not limited to, the following:

          1. To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, or with any legal entity, public or private, having the capacity to contract, and to furnish

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     appropriate security, guaranties, indemnities, bonds or other undertakings or assurances in doing so.

          2. Except to the extent specifically prohibited by other provisions of these Articles, to hold, purchase, convey or otherwise acquire, manage and dispose of, encumber, lease, exchange or deal in any manner with real or personal property, tangible or intangible, of any kind whatsoever, whether located within or without the State of Maryland.

          3. To acquire the assets and undertake the liabilities of any person, firm or corporation; to pay for the same in cash, in the stock of the corporation or otherwise; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such businesses.

          4. To borrow money or pledge the credit of the corporation for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise create and dispose of appropriate instruments, whether negotiable or nonnegotiable, transferable or nontransferable, and to secure the payment of them in any manner not in conflict with the provisions of the applicable law and any restrictions upon the encumbrance of the corporation's assets specifically set forth in these Articles.

          5. To have one or more offices or places of business, and to conduct any or all of its activities, within or without the State of Maryland.

          G. The separate paragraphs of this Article IV shall be construed both as objects and powers and the specific enumeration of them shall not be construed to limit or restrict in any manner the general powers conferred on this corporation by law.


                                      ARTICLE V
                                      ---------

          A. The total number of shares of stock which this corporation is authorized to issue is Ten Million (10,000,000) shares of capital stock, all of one class, of the par value of One Cent ($0.01) each, and of the aggregate par value of One Hundred Thousand Dollars ($100,000).

          B. At every meeting of the stockholders, every holder of the capital stock of the corporation shall be entitled to one vote for each share of capital stock standing in his name on the books of the corporation, on the date, fixed in accordance with the Bylaws, for determination of the persons to be deemed to be


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the stockholders entitled to vote at such meeting.  The holders of the capital stock shall have the right to vote in the election for the Board of Directors and on such other matters as are provided for in the Articles of Incorporation, Bylaws, or by federal or state law.

          Cumulative voting shall not be permitted in connection with the election of directors of the corporation nor on any other matter.

          The presence of the holders of a majority of the shares of common stock of the corporation outstanding and entitled to vote, whether in person or by proxy, shall constitute a quorum at any meeting of the stockholders. The stockholders present at a meeting at which a quorum is not present may, without further notice, adjourn the meeting until a quorum shall be present. Once the presence of a quorum has been determined at a meeting of stockholders, a quorum shall be deemed to be present throughout the meeting until its adjournment, regardless of the withdrawal of any stockholder or proxy, except that a stockholder who declares that his presence at the meeting is for the sole purpose of objecting to the holding of the meeting at the time or for the purpose for which it was called or is to act, shall not be counted in determining the presence of a quorum provided such stockholder shall withdraw from the meeting after making such declaration, and shall not otherwise participate in the meeting either before or after this time.

          Unless otherwise required by the provisions of applicable law or by an express provision of these Articles or the Bylaws, any action to be taken or authorized by the vote of the corporation's stockholders shall be effective and valid if taken or authorized by a majority of the votes cast at a duly constituted meeting of stockholders.

          C. The corporation, when requested so to do in writing by a holder or holders of the capital stock, shall, within seven (7) days after receipt by the corporation of such a request and of the certificates representing the shares to be redeemed duly endorsed and with signatures guaranteed, redeem the stock by paying to the holder thereof in cash or by check (unless redemption is in kind) an amount equal to the net asset value per share, as determined in the manner set forth in Article V, Section E, paragraph 1 hereof, less any applicable redemption charge which may be imposed by the corporation. Payment for the redeemed shares may be made in full or in part in securities or other assets of the corporation, to be selected in the discretion of the corporation and without regard for any proportional interest which the holder may claim in any particular security or securities owned by the corporation. The value of securities owned by the corporation for the purpose of making payment in kind in the event of redemption shall be determined in the same manner that is provided below for the determination of the value of the corporation's assets, using values which would be


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applicable for the purpose of determining redemption price at the time of the redemption in kind. The right of redemption provided for herein may be suspended:

          (1) For any period (a) during which the New York Stock Exchange is closed other than customary weekends and holiday closings, or (b) during which trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;

          (2) For any period during which an emergency exists as determined by the Securities and Exchange Commission, as a result of which (a) disposal by the corporation of securities owned by it is not reasonably practicable, or (b) it is not reasonably practicable for the corporation fairly to determine the value of its net assets; or

          (3) For such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the corporation.

          D. All shares of the capital stock of the corporation now or hereafter authorized shall be subject to redemption and redeemable in accordance with the foregoing provisions, at the redemption price as set forth above. Unless the purpose for such redemption is otherwise specifically provided by resolution of the Board of Directors at the time of redemption, all shares so redeemed shall be deemed to be acquired for retirement in the sense contemplated by Section 33(a) of the General Corporation Law of the State of Maryland, and the number of the authorized shares of the capital stock of the corporation shall not be reduced as a result of such redemptions. Shares so redeemed shall have the status of authorized but unissued shares under these Articles and may be reissued.

          E. For the purposes of these Articles, the net asset value of each share of the capital stock of the corporation shall be determined by dividing the net assets of the corporation at that time (i.e., the value of the assets of the corporation less its liabilities exclusive of capital stock and surplus) by the number of shares of capital stock then outstanding, subject to the following:

          1. For the purpose of determining the net asset value of shares duly tendered for redemption (as provided in Article V, Section C hereof) such value shall be determined as of the close of business on the New York Stock Exchange on the first full business day on which it is open following such tender, or such other time as may be determined by the Board of Directors.

          2. For the purpose of issuing capital stock at its net asset value such value shall be determined as of the close of business on the last business day on which the New

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     York Stock Exchange was open next preceding the date on which a subscription for such stock was accepted, or in accordance with the applicable provisions of the Investment Company Act of 1940 or any other applicable statute, rule or regulation adopted by any appropriate governmental authority or by any securities exchange or securities association registered under the Securities Exchange Act of 1934.

          3. Should it be necessary to determine the net asset value of the corporation's shares as of any time other than the close of business at the New York Stock Exchange on any day, adjustments to net asset value as otherwise determined pursuant to these Articles may be made pursuant to authorization and direction by the Board of Directors, so long as they reasonably reflect material changes in the assets or liabilities of the corporation, or in the number of its outstanding shares, which may have taken place since the close of business on the New York Stock Exchange on the last such business day, including adjustments to reflect material changes in the value of the corporation's assets.

          4. The assets of the corporation shall be deemed to include cash on hand, on deposit or on call; bills, notes and accounts receivable; shares of stock, rights to receive stock, bonds, debentures and other securities, however evidenced, other than its own capital stock; all stock or cash dividends and distributions to be received but not yet received if declared to stockholders of record on a date on or before the date as of which the net asset value is being determined; all interest accrued on any interest-bearing securities and all other property of every kind including prepaid expenses.

          5. The value of the corporation's assets shall be determined, for the purpose of calculating the net asset value of its shares, by valuing securities for which market quotations are readily available at the last sale price; if such a price is lacking for the trading period immediately preceding the time of determination, such securities shall be valued at the mean of the closing bid and asked prices at that time, or in such other manner as shall be determined by the Board of Directors. With respect to securities for which quotations are not readily available, or other assets, value shall be determined in good faith by the Board of Directors. Cash and receivables shall be valued at their face amount.

          6. The liabilities of the corporation, for the purpose of calculating the net asset value of its shares, shall be deemed to include bills, notes and accounts payable; all administrative expenses payable or accrued; contractual obligations for the payment of money or other considerations, including any unpaid dividend which has been declared with respect to the corporation's stock and the

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     record date of which falls on or before the day as of which the net asset value is being determined; all reserves which have been authorized or approved by the Board of Directors; and all other liabilities of the corporation of any kind, except the liabilities which might be said to be represented by outstanding capital stock and surplus of the corporation.

          7. For the purpose of determining the total amount of the corporation's outstanding stock from time to time, capital stock surrendered for redemption or accepted for repurchase shall be deemed to be outstanding through the close of business on the date as of which net asset value is being determined, and thereafter the redemption or repurchase price of such shares shall be a liability of the corporation until paid; when capital stock has been subscribed for, such shares shall be deemed to be outstanding as of the time of acceptance of such subscription, and the entry thereof on the books of the corporation, and the net price for such shares shall thereafter be deemed to be an asset of the corporation for the purpose of calculating net asset value of the corporation's shares. Stock to be issued as a part of a plan of merger, consolidation, reorganization or tax-free exchange shall be deemed to be outstanding for this purpose only when issued in accordance with such plan.

          8. Notwithstanding the express provisions of this Section E, the Board of Directors is empowered to establish other bases or times, or both, for determining the net asset value of the shares of the corporation's stock, or determining the corporation's assets, liabilities or outstanding stock, for any purpose and in its discretion, subject to the applicable provisions of the Investment Company Act of 1940 or any other applicable statute, rule or regulation adopted by any appropriate governmental authority or by any securities exchange or securities association registered under the Securities Exchange Act of 1934, and in accordance with accepted accounting principles.


                                      ARTICLE VI
                                      ----------

          The stockholders shall have no pre-emptive right to subscribe to any additional issue of stock of the corporation of any class, nor any pre-emptive right to acquire any other security, option, warrant, or other right to acquire a security of the corporation, however or whenever issued.


                                     ARTICLE VII
                                     -----------

          The number of directors of the corporation shall be seven (7), which number may be increased or decreased pursuant to the Bylaws of the corporation but shall never be fixed at less


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than three (3).  The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are: E. R. Bigelow, Samuel Butler, Jr., Robert E. Day, George B. Fisher, F. Wallace Gage, James B. Kurtz and Michael Owen.


                                     ARTICLE VIII
                                     ------------

          A. Securities of other issuers having voting rights shall be voted by the President or any Vice President, or such other officer or officers of the corporation as may be authorized to do so by the Board of Directors, or may be voted by a proxy or proxies duly appointed by the President, Vice President or such other officer or officers so authorized.

          B. Subject to the provisions of the Investment Company Act of 1940 as amended from time to time, any affiliated person (as that term is defined in the 1940 Act) of the corporation may be pecuniarily or otherwise interested in any contract or transaction of the corporation, and in the absence of fraud no such contract or transaction shall be deemed invalid or otherwise adversely affected as a result of such interest, so long as the interest of such person shall be disclosed to or shall have been known by all the members of the Board of Directors voting in favor of such contract or transaction at the time of the action of the Board of Directors authorizing or constituting the participation of the corporation in such contract or transaction. Any director of the corporation who has such an interest in such a contract or transaction at such time may be counted in determining the presence of a quorum at any meeting of the Board of Directors of the corporation at which action is taken with respect to any such contract or transaction, and it shall require the affirmative vote of a majority of all of the Board's disinterested directors to authorize any such contract or transaction.


                                      ARTICLE IX
                                      ----------

          The corporation is to have perpetual existence.


                                      ARTICLE X
                                      ---------

           The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.


                                      ARTICLE XI
                                      ----------

          In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:


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          A.   To make, alter, amend and repeal Bylaws of the corporation, except insofar as the Bylaws limit such powers or such actions are inconsistent with any particular exercise of such powers by the stockholders of the corporation.

          B. To set apart a reserve or reserves for any proper purpose and to alter or abolish any such reserve.

          C. By resolution passed by a majority of the whole Board, to designate an Advisory Board or one or more committees. Each committee shall consist of two or more directors, and, to the extent provided in the related resolution or in the Bylaws of the corporation, shall have and may exercise to the extent permitted by law any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation.

          D. To determine, subject to the Corporation Law of the State of Maryland, whether and to what extent and in what manner the books and accounts of the corporation shall be made available to the stockholders for inspection.

          E. To sell, lease or exchange all or substantially all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration (which may be in whole or in part shares of stock in, or other securities of, any other corporation or corporations), when and as authorized by the affirmative vote of the holders of two-thirds of the stock issued and outstanding having voting power, given at a stockholders' meeting duly called for that purpose.

          This corporation may in its Bylaws confer additional powers upon the Board of Directors, beyond those expressly conferred upon it by law and by the above provisions, and all lawful powers of the corporation, unless expressly reserved to the stockholders by law, by these Articles, or by the Bylaws, shall be deemed to be lodged in and exercisable by the Board of Directors or pursuant to authority duly granted by it.


                                     ARTICLE XII
                                     -----------

           The corporation may hold meetings of directors and stockholders, have office or offices, and keep its books (subject to the provisions of the laws of the State of Maryland) at any place within or without the State of Maryland.


                                     ARTICLE XIII
                                     ------------

          The corporation reserves the right to amend, supplement, or repeal any provision contained in these Articles of Incorporation, or to adopt additional provisions to become a

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part of the Articles of Incorporation, in the manner now or hereafter prescribed by law. All rights conferred on officers, directors and stockholders are granted subject to this reservation.

     The undersigned incorporators, for the purpose of forming a corporation pursuant to the General Laws of the State of Maryland, do make and file these Articles of Incorporation, declaring and certifying that the facts stated are truly set forth, and have executed it this 9th day of March, 1966.
                                           ---                  -


                                             F. Wallace Gage
                                       ----------------------------------
                                             F. Wallace Gage


                                             George M. Hopfenbeck, Jr.
                                       ----------------------------------
                                             George M. Hopfenbeck, Jr.


                                             Robert M. Jeffers
                                       ----------------------------------
                                             Robert M. Jeffers



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STATE OF COLORADO   )
     CITY AND       ) ss.
COUNTY OF DENVER    )

     On this 9th day of March, 1966, personally appeared
             ---                  -
before me, the undersigned notary public for the State and County referred to above, F. Wallace Gage, George M. Hopfenbeck, Jr. and Robert M. Jeffers, who are all the subscribing parties to the foregoing Articles of Incorporation, known to me personally to be such, and severally acknowledged that the foregoing Articles of Incorporation are their act and deed respectively, and that the facts stated therein were truly set forth.

     My commission expires      July 12, 1969            .
                          -------------------------------

                         Claire G. Obel
                         --------------------------------
                         Notary Public

NOTARY SEAL:


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